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                                                                     Exhibit 5.1
September 25, 1998

Simon Property Group, Inc.
SPG Realty Consultants, Inc.
National City Center
115 West Washington Street
Suite 15 East
Indianapolis, Indiana 46204

Ladies and Gentlemen:

We have acted as counsel to Simon Property Group, Inc., a Delaware corporation ("Simon Group") and SPG Realty Consultants, Inc., a Delaware corporation ("SRC", collectively, the "Registrants"), with respect to the Joint Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Registrants with the Securities and Exchange Commission (the "Commission") on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended, of an aggregate of 6,300,000 shares of common stock, par value $0.0001 per share, of Simon Group, each paired with 1/100th of a share of common stock, par value $0.0001 per share, of SRC (the "Stock"), issuable pursuant to the Simon Property Group, L.P. 1998 Stock Incentive Plan (the "Plan").

As counsel for the Registrants, we have examined, among other things, such federal and state laws and originals and copies (certified or otherwise identified to our satisfaction) of the Plan and such other documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we hereby inform you that in our opinion the shares of Stock to be originally issued under the Plan have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

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Simon Property Group, Inc.
SPG Realty Consultants, Inc.
September 25, 1998
Page 2

We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Very truly yours,

Willkie Farr & Gallagher